Exhibit 10.4

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Amendment No. 2 to Sponsored Research Agreement

This Amendment No. 2 to Sponsored Research Agreement (“Amendment No. 2”) is entered into effective as of July 1, 2021 (“Amendment Date”) and amends that certain Sponsored Research Agreement effective August 12, 2019, as amended on August 27, 2019 (the Sponsored Research Agreement and first amendment collectively, the “Agreement”) between Temple University – Of The Commonwealth System of Higher Education (“University”) and Renovacor, Inc. (“Sponsor”). University and Sponsor are referred to herein collectively as “Parties” or individually as “Party”.

WHEREAS, the Parties wish to amend the terms of the Agreement to, among other things, revise the period of performance, scope of work, and the budget.

NOW THEREFORE, in consideration of the mutual agreements contained herein, and such other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.	The first sentence of Article 2 of the Agreement is hereby amended and restated to read as follows:

“This Agreement shall become effective on the Effective Date, and shall expire June 30, 2024 (hereinafter referred to as “Period of Performance”) unless terminated sooner pursuant to Article 11 or extended in accordance with the next sentence.

2.	Article 5.1 of the Agreement is hereby amended to read in full as follows:

“5.1 Total cost to Sponsor shall not exceed what is stated in Appendix B-2. Payments shall be made by Sponsor in equal monthly payments according to the schedule set forth in Appendix B-2. During each funding period, Sponsor shall pay University in equal monthly installments in advance based on the total funding for a period divided by the total months of work as set forth in Appendix B-2. If in any period, actual expenditures by University exceed the amount set forth in Appendix B-2 for the period, the overrun will be carried forward for the next period and paid for from the next payment. If in any period actual expenditures are less than the amount set forth in Appendix B-2 for the period, the underrun may be applied to the expenses of the subsequent period(s) by University but shall not reduce the amount due University from Sponsor for the subsequent period(s). For clarity, nothing in the Agreement shall require the University to incur or absorb any expenses in excess of the total funding provided by the Sponsor in Appendix B-2. Subject to the provisions of Article 11.3, upon termination of this Agreement or the Project prior to expiration of the term, University shall return to Sponsor any amounts paid to University by Sponsor which exceed University’s actual expenses for the Project where such amounts cannot be applied to a subsequent month as provided above.”

3.	Effective as of the Amendment Date, Appendix A to the Agreement is hereby superseded in its entirety and replaced with Appendix A-1 attached to this Amendment No. 2.

4.

Effective as of the Amendment Date, Appendix B to the Agreement is hereby superseded in its entirety and replaced with Appendix B-2 attached to this Amendment No. 2. For clarity, the intent of the Parties in revising the budget as set forth herein, among other things, is to reallocate any unencumbered funds received by University prior to the Amendment Date.

5.

Except as expressly amended by this Amendment No. 2, all of the terms and conditions of the Agreement shall remain in full force and effect. From and after the Amendment Date, the term “Agreement”, as used in the Agreement, shall mean the Agreement as amended by this Amendment No. 2.

6.	Capitalized terms used in this Amendment No. 2 and not defined herein shall have the same meaning as set forth in the Agreement. This Amendment No. 2 may be executed in counterparts.

<Signature Page to Follow>

IN WITNESS WHEREOF, the Parties, by their duly authorized representatives, have executed this Amendment No. 2 as of the dates set forth below intending it to have effect as of the Amendment Date.

TEMPLE UNIVERSITY – OF THE COMMONWEALTH SYSTEM OF HIGHER EDUCATION	RENOVACOR, INC.

/s/ Jaison Kurichi	/s/ Magdalene Cook, MD
Jaison Kurichi	Magdalene Cook
Associate Vice President for Budget	Chief Executive Officer
Date: Aug 18, 2021	Date: 8/16/21

APPENDIX A-1

PROJECT STARTING July 1, 2021

CONFIDENTIAL

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APPENDIX B-2

PROJECT BUDGET AS OF July 1, 2021

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